EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Symantec Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-106173, 333-116547, 333-117176 and 333-119872, Form S-4 Nos. 333-46264 and 333-122724, and Form S-3 Nos. 33-82012, 33-63513 and 333-77072, of our report dated April 26, 2004, except as to Notes 17 and 19 which are as of June 10, 2004 and the related financial statement schedule listed in the Index at Item 15(a), which is as of March 23, 2005, with respect to the consolidated balance sheets of Symantec Corporation and subsidiaries as of March 31, 2004 and 2003, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the two-year period ended March 31, 2004, and the related financial statement schedule, which report appears in the March 31, 2004 annual report on Form 10-K/A Amendment No. 1 of Symantec Corporation.

Our report refers to the Company’s adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Mountain View, California
May 13, 2005